UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2007

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-281-1000

907 Walnut Street
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On October 26, 2006, the Federal Home Loan Bank of Des Moines (the "Bank") completed its director election process for directorships that commenced on January 1, 2007. One new director, Dale E. Oberkfell, was elected to serve on the Bank's Board of Directors. In addition, D.R. Landwehr, Clair Lensing and Lynn Schneider were re-elected to the Bank’s Board of Directors. The election of these directors was reported under Item 5.02 of the Bank's Current Report on Form 8-K dated October 27, 2006. At the time of filing such report, the committees of the Bank's Board of Directors to which Mr. Oberkfell would be named had not been determined nor had it been determined whether Messrs. Landwehr, Lensing or Schneider would continue to serve on the same committees that they had served on in 2006. The Bank is filing this Form 8-K/A to report that on February 14, 2007 the Bank's Board of Directors appointed these individuals to serve on the following committees:

Mr. Oberkfell: Risk Management Committee, Audit Committee and Bank Operations Committee

Mr. Landwehr: Risk Management Committee, Audit Committee and Bank Operations Committee (Vice Chair)

Mr. Lensing: Executive & Governance Committee, Audit Committee, Human Resources & Compensation Committee and Housing & Economic Development Committee (Chair)

Mr. Schneider: Executive & Governance Committee, Bank Operations Committee (Chair), Human Resources & Compensation Committee and Housing & Economic Development Committee

New committee assignments for the remaining Bank directors were also made on February 14, 2007 and will be provided in the Bank's Form 10-K annual report for 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

February 15, 2007	By:	L. Allyn Dixon, Jr.

Name: L. Allyn Dixon, Jr.
Title: General Counsel and Corporate Secretary